Exhibit 10.1

TRANSITION AGREEMENT

This Transition Agreement is made as of April 22, 2014 (the “Effective Date”) by and between DIGI INTERNATIONAL INC., a Delaware corporation (the “Company”), and Joseph T. Dunsmore (“Executive”).

WHEREAS, Executive is currently employed as President and Chief Executive Officer of the Company, pursuant to an Employment Agreement made as of September 27, 2006 (the “Employment Agreement”);

WHEREAS, Executive and the Company are parties to stock option agreements (the “Option Agreements”), which grant to Executive certain options to purchase shares of the Company’s common stock (the “Options”) under certain circumstances specified in the Option Agreements; and

WHEREAS, Executive and the Company have agreed upon a smooth transition of Executive’s employment with the Company, according to the terms and conditions of this Agreement, with both the Company and Executive desiring Executive to remain employed by the Company through December 31, 2014.

NOW THEREFORE, in consideration of the mutual promises and provisions contained in this Agreement, the parties, intending to be legally bound, agree as follows:

1. Transition.

(a) Employment. Subject to the terms and conditions of this Agreement, the Company hereby agrees to continue Executive’s employment, and Executive hereby accepts continued employment by the Company, for the period (the “Transition Period”) commencing on the Effective Date and continuing until the earlier of (a) December 31, 2014 (the “Anticipated Separation Date”), or (b) the date on which Executive’s employment is earlier terminated under Section 6. The effective date of the termination of Executive’s employment with the Company for any reason is referred to herein as the “Termination Date.” For purposes of Section 7 of this Agreement only, with respect to the timing of any payments thereunder, the Termination Date shall mean the date on which a “separation from service” has occurred for purposes of Section 409A of the Internal Revenue Code and the regulations and guidance thereunder (the “Code”).

(b) Officer and Director Roles. Executive hereby resigns from his director and officer positions, including without limitation positions as Chairman of the Board, a member of the Board of Directors, and President and Chief Executive Officer of the Company, and as an officer or director of any subsidiary of the Company, effective as of the Termination Date, or such earlier date as requested by the Board of Directors (the “Board”) due to commencement of his successor’s employment. The effective date of Executive’s resignation as Chairman of the Board, a Board Member, and President and Chief Executive Officer is referred to herein as the “Officer Resignation Date.” If the Officer Resignation Date occurs prior to the Termination Date, Executive will continue to be an employee of the Company through the Termination Date and will continue to receive his salary, incentive compensation, and benefits through the Termination Date.

2. Duties.

(a) Prior to Officer Resignation Date. Executive shall continue to devote his full time, attention and energy to performing his duties and responsibilities to the Company while employed by the Company during the Transition Period. Executive shall follow all applicable policies and procedures previously adopted by the Company or adopted by the Company during the Transition Period, including, without limitation, policies related to business ethics, non-discrimination, conflict of interest, confidentiality and protection of trade secrets. Executive shall not engage in any activity during the Transition Period that is detrimental or is reasonably likely to be detrimental to the Company’s best interests. During the Transition Period, Executive shall not have any other employment or engage in any other business venture.

(b) Following Officer Resignation Date. Notwithstanding the foregoing, if the Officer Resignation Date occurs prior to the Termination Date, effective as of the Officer Resignation Date Executive’s responsibilities and duties shall be limited to such duties as requested by the Board, which may include, without limitation, (i) assisting with ongoing matters on which he worked during his tenure as President and Chief Executive Officer, (ii) facilitating the transition of his prior responsibilities, (iii) introducing and assisting the Company’s new president and chief executive officer, and (iv) timely executing and delivering such acknowledgements, instruments, certificates, and other ministerial documents (including without limitation, certification as to specific actions performed by Executive in his capacity as an officer or director of the Company) as may be necessary or appropriate to formalize and complete the applicable corporate records.

(c) At All Times Prior to Termination Date. At all times prior to the Termination Date, Executive will provide such assistance as is reasonably requested by the Board with the search process for, and transition to, a new president and chief executive officer. Executive will conduct himself and his duties in a manner to encourage and promote a smooth transition, and will not engage in any activities that might impair the Company’s ability to attract and retain a qualified successor to Executive’s position.

3. Compensation and Benefits. While Executive is employed by the Company during the Transition Period, Executive shall continue to receive his base salary as of the Effective Date, shall continue to be eligible for incentive compensation in accordance with the terms of his Employment Agreement and any annual cash incentive plan in effect, and shall remain eligible to participate in all employee benefit plans and programs generally available to employees of the Company, to the extent that Executive meets the eligibility requirements for each individual plan or program. Notwithstanding the foregoing, as of the Effective Date, (a) Executive shall no longer be eligible for the Company’s short-term disability benefits, and (b) the Compensation Committee of the Board does not intend to award Executive further stock options or other equity awards.

4. First Executive Release. At the same time Executive signs this Agreement, Executive also will sign a release in the form attached to this Agreement as Exhibit A (the “First Release”).

5. Stock Options. Executive acknowledges and agrees that the Options listed in this Section 5 are his only Options to purchase shares of the Company’s Common Stock and that such Options are exercisable, or will become exercisable, in accordance with the plans under which the options were granted and the Option Agreements and only to the extent such Options currently are vested, or become vested by virtue of Executive’s continued employment with the Company pursuant to this Agreement. Executive further agrees and acknowledges that all of these Options to purchase the Company’s Common Stock will expire and cease to be outstanding in accordance with the plans under which the options were granted and the applicable Option Agreements. Nothing in this Agreement is intended to modify in any way the terms and conditions of the Option Agreements and it is the intent of Executive and the Company that the Options continue to vest in accordance with the Option Agreements while Executive is employed pursuant to this Agreement.

Grant Date	Total Options	Options Exercisable Assuming Employment Through 12/31/2014		Option Exercise Price ($)	Option Expiration Date
11/20/13	165,000	44,688		10.81	11/20/23
11/20/12	165,000	85,938		9.35	11/20/22
11/22/11	165,000	127,188		10.63	11/22/21
11/23/10	190,000	190,000		9.68	11/23/20
11/24/09	185,000	185,000		8.03	11/24/19
11/25/08	150,000	150,000		8.49	11/25/18
11/27/07	90,000	90,000		15.23	11/27/17
9/27/05	80,000	80,000		10.44	9/27/15
9/7/04	80,000	80,000	*	10.78	9/7/14

*	Options expire September 7, 2014, as indicated.

6. Early Termination. Executive’s employment with the Company may be terminated prior to the Anticipated Separation Date for the following reasons:

(a) the Board terminates Executive’s employment with the Company for Cause (as defined in Section 3.2 of the Employment Agreement, as amended by Section 8(b) of this Agreement) or due to Executive’s breach of this Agreement;

(b) Executive terminates his employment with the Company for any reason;

(c) Executive’s death.

Except as provided in Section 7(b) below, if Executive’s employment terminates prior to the Anticipated Separation Date for any of the reasons provided for in this Section 6, then the Company’s only obligations to Executive shall be to pay Executive such compensation that has been earned but not paid to Executive as of the Termination Date, including any earned but unused vacation pay.

7. Separation Benefits.

(a) Separation Benefits. If Executive’s Termination Date is the Anticipated Separation Date, then the Company shall pay Executive such compensation that has been earned but not paid to Executive as of the Termination Date, including any earned but unused vacation pay, and subject to satisfaction of the conditions set forth below in Section 7(d), Executive shall receive the following separation benefits (hereinafter the “Separation Benefits”):

(i) The Company will pay to Executive a lump sum payment equal to twelve (12) months of Executive’s base salary in effect immediately prior to the Termination Date, less applicable withholdings, which shall be paid within 15 business days following expiration of the rescission period provided for in the Second Release (defined below).

(ii) The Company will pay to Executive salary continuation equal to twelve (12) months of Executive’s base salary in effect immediately prior to the Termination Date, less applicable withholdings, with such salary continuation commencing on the first regular payroll date of the Company following the one-year anniversary of the Anticipated Separation Date and continuing for a period of twelve months in accordance with the Company’s regular payroll schedule.

(iii) The Company shall pay Executive a pro-rata bonus based on (x) the number of months worked in the fiscal year in which Executive’s employment is terminated by the Company for any reason other than Cause; and (y) the Company’s actual performance against annual objectives. This pro-rata bonus shall be paid on the later of (I) the date that is six months after the date Executive’s employment terminates, or (II) as soon as the Company determines whether the objectives for such bonus have been met for that fiscal year and determines the amount of the pro-rata bonus, but in no event after December 31, 2015.

(iv) If Executive elects to continue his group medical and dental insurance pursuant to the terms of the applicable plans and laws (“COBRA health coverage”), the Company will pay Executive’s group medical and dental health premiums at the same level of coverage as in effect as of the Termination Date, through the earliest of (a) twelve (12) months following the Termination Date, (b) the date on which Executive becomes eligible for comparable group medical or dental coverage from any other employer, or (c) the date that COBRA health coverage ends under the applicable plan or laws.

(b) Payment in Event of Death. If Executive’s employment with the Company terminates due to his death and his death occurs prior to the date that Executive has received the payment provided for in Section 7(a)(i) of this Agreement, then, within 30 days following Executive’s death, the payment provided for in Section 7(a)(i) shall be paid to a beneficiary designated by Executive. Neither Executive’s beneficiaries nor his estate shall be entitled to any other benefits provided for under this Section 7.

(c) Accelerated Payment Upon Change in Control. If there is a Change in Control (defined below) prior to the date that Executive has received the payment provided for in Section 7(a)(i) of this Agreement, then the payment provided for in Section 7(a)(i) shall be accelerated and paid to Executive upon the Change in Control (such payment upon Change in Control is hereafter referred to as the “Accelerated Payment”); provided that (i) Executive shall not have breached Executive’s obligations under this Agreement or the Employment Agreement, and (ii) Executive’s employment shall not have been terminated under Section 6 of this Agreement. For purposes of clarity, Executive shall not be required to sign a release of claims (other than the First Release) prior to receiving the Accelerated Payment. Following the Change in Control, Executive shall remain entitled to the Severance Benefits provided for in Sections 7(a)(ii), (iii) and (iv) in accordance with the terms of this Agreement and subject to the conditions in Section 7(d) of this Agreement.

(d) Conditions. Except as provided for in Sections 7(b) and (c), Executive’s (or his beneficiary’s, as applicable) receipt of the Separation Benefits is subject to the following conditions: (i) on or within twenty-one (21) days after the Anticipated Separation Date, Executive has signed a second release in the form attached to this Agreement as Exhibit B (the “Second Release”), (ii) Executive has not rescinded the Second Release within the rescission period set forth in the Second Release, and (iii) Executive has not breached Executive’s obligations under this Agreement or the Employment Agreement.

(e) Change in Control Definition. A “Change in Control” shall be deemed to have occurred at such time as any of the following events occur:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 7(e)(i), the following acquisitions shall not constitute a Change of Control: (x) any acquisition directly from the Company, (y) any acquisition by the Company, or (z) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company; or

(ii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or the acquisition of assets or stock of another entity by the Company (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, and (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination; or

(iii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iv) A sale or disposition of all or substantially all of the operating assets of the Company to an unrelated party; or

(v) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

8. Employment Agreement.

(a) The Separation Benefits provided for in Sections 7(a)(i), (ii) and (iii) of this Agreement are a restatement and clarification of the severance payments provided in Section 3.1 of the Employment Agreement. As such, Section 3.1 of the Employment Agreement is hereby deleted.

(b) Section 3.2 of the Employment Agreement is hereby amended by replacing clause (iv) of Section 3.2 with the following:

(iv) Executive’s failure to devote substantially all of his working time and efforts during normal business hours to the Company’s business, unless (A) Executive notifies the Board that he suffers from a physical or mental condition that prohibits him from devoting substantially all of his working time and efforts during normal business hours to the Company’s business; and (B) Executive cooperates in the scheduling of an independent medical exam (“IME”), with such cooperation including providing medical information as requested by the health care provider, and attends the scheduled IME; and (C) the results of the IME confirm that to the extent Executive is not devoting substantially all of his working time and efforts during normal business hours to the Company, it is due to limitations resulting from his physical or mental health condition.

(c) The Company agrees that if Executive desires to engage in any activity following his termination of employment with the Company to which Section 4.1 of the Employment Agreement might apply, the Board, upon request of the Executive and receipt from the Executive of all reasonably relevant information, will act reasonably and promptly in discussing such activity with Executive to determine whether Section 4.1 of the Employment Agreement applies to such activity and, if it does, in responding to any request for prior approval of the Board thereunder.

(d) With the exception of the amendments provided in this Section 8, the Employment Agreement shall continue in full force and effect until the Termination Date, provided that if there is any conflict between this Agreement and the Employment Agreement, this Agreement shall control. Executive acknowledges certain provisions of the Employment Agreement will survive the termination of his employment, and he will continue to be bound by those surviving provisions. Executive acknowledges that surviving provisions of the Employment Agreement include, but are not limited to Sections IV and V of the Employment Agreement.

9. Claims Involving the Company. Executive agrees that he will, at any future time, be available upon reasonable notice from the Company, with or without subpoena, to be interviewed, review documents or things, give depositions, testify, or engage in other reasonable activities in connection with any litigation or investigation, with respect to matters that Executive has or may have knowledge of by virtue of his employment by or service to the Company or any related entity. In performing his obligations under this Section 9 to testify or otherwise provide information, Executive will honestly, truthfully, forthrightly, and completely provide the information requested. Executive will comply with this Agreement upon notice from the Company that the Company or its attorneys believe that his compliance would be helpful in the resolution of an investigation or the prosecution or defense of claims.

10. Non-disparagement. Executive will not malign, defame, or disparage the reputation, character, image, products, or services of the Company, or the reputation or character of the Company’s directors, officers, employees, or agents. The current members of the Board will not disparage Executive’s reputation, image or character, and neither the Board nor the Company will authorize or encourage any employee of the Company to disparage Executive’s reputation, image or character. Nothing in this Agreement is intended to prevent or interfere with Executive making any required or reasonable communications with, or providing information to, any governmental, law enforcement, or stock exchange agency or representative, or in connection with any governmental investigation, court, administrative or arbitration proceeding.

11. Attorney Fees. If Executive signs and does not rescind this Agreement as provided below, the Company shall reimburse Executive for up to $10,000 of attorneys’ fees incurred by Executive in negotiation of this Agreement and its Exhibits, with such reimbursement paid within 10 business days following the date that Executive provides the Company documentation of payment of such attorneys’ fees, provided that Executive shall provide such documentation no later than 30 business days following expiration of the rescission period provided for below. The Company shall issue Executive a Form 1099 in the amount of the reimbursed attorneys’ fees.

12. Interpretation of Releases. This Agreement will not be interpreted or construed to limit the First Release or the Second Release in any manner. The existence of any dispute respecting the interpretation of this Agreement or the alleged breach of this Agreement will not nullify or otherwise affect the validity or enforceability of the First Release or the Second Release.

13. Time to Consider Agreement. Executive understands that he may take 21 calendar days after the date on which Executive receives this Agreement and the First Release, not counting the date on which Executive receives them, to decide whether to sign this Agreement and the First Release. Executive represents that if he signs this Agreement and the First Release before the expiration of the 21-day period, it is because he has decided that he does not need any additional time to decide whether to sign this Agreement and the First Release. Executive agrees further that any changes made to this Agreement or the First Release before Executive signs them, whether material or immaterial, will not restart the 21-day consideration period. Executive understands that his acceptance of this Agreement must be hand-delivered or mailed to the Company in the manner set forth in the First Release. If Executive chooses not to sign this Agreement or the First Release, Executive’s employment will be terminated upon expiration of the 21-day consideration period and Executive will not be entitled to the benefits provided for in this Agreement.

14. Right to Rescind. Executive understands that he has the right to rescind this Agreement and the First Release for any reason within fifteen (15) calendar days after he signs them, not counting the date on which he signs the Agreement and the First Release. Executive understands that this Agreement and the First Release will not become effective or enforceable unless and until Executive has not rescinded them and the applicable rescission period has expired. Executive understands that if he rescinds this Agreement or the First Release, the rescission must be in writing and hand-delivered or mailed to the Company in the manner set forth in the First Release.

15. Advice of Counsel. Executive has been advised, and by this Agreement is again advised, to consider this Agreement carefully and to review it with legal counsel of the Executive’s choice. Executive understands the provisions of this Agreement and has been given the opportunity to seek independent legal advice before signing this Agreement and has done so.

16. Miscellaneous.

(a) Amendment. This Agreement may be amended only in writing, signed by both parties and approved by the Board.

(b) Withholding and Tax Matters. Executive acknowledges and agrees that neither the Company nor anyone acting on the Company’s behalf has made any representations to Executive concerning the tax consequences of entering into this Agreement and receiving the Severance Benefits and that Executive has not relied on any tax advice from the Company or anyone acting on the Company’s behalf. The Company may withhold from the Severance Benefits such federal, state and local income and employment taxes as the Company may determine are required or authorized to be withheld pursuant to any applicable law or regulation. Except for any tax amounts withheld by the Company from the Severance Benefits and any employment taxes required to be paid by the Company, Executive shall be responsible for payment of any and all taxes owed in connection with the Severance Benefits.

(c) Section 409A. This Agreement is intended to satisfy, or be exempt from, the requirements of Code Sections 409A(a)(2), (3) and (4), including current and future guidance and regulations interpreting such provisions, and it should be interpreted accordingly.

(d) Entire Agreement. This Agreement, the Employment Agreement (as amended herein), the Option Agreements, the Indemnification Agreement between Executive and the Company, dated October 21, 1999 (the “Indemnification Agreement”) and any qualified employee benefit plans sponsored by the Company in which Executive is a participant are intended to define the full extent of the legally enforceable undertakings of the parties, and no promises or representations, written or oral, that are not set forth explicitly in this Agreement, the Employment Agreement (as amended herein), the Option Agreements, the Indemnification Agreement, or any qualified employee benefit plans sponsored by the Company in which Executive is a participant are intended by either party to be legally binding. All other agreements and understandings between Executive and the Company are hereby cancelled, terminated, and superseded.

(e) Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and shall inure to the benefit of and be binding upon Executive and Executive’s heirs, distributes and personal representatives. The rights and obligations of the Company under this Agreement may be assigned to a successor without any further consent from Executive. Executive’s rights and obligations may not be assigned to any other person or entity.

(f) Governing Law; Jurisdiction and Venue. All matters related to the interpretation, construction, application, validity and enforcement of this Agreement (including its Exhibits) shall be governed by the laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule, whether of the state of Minnesota or any other jurisdiction, that would otherwise cause the application of the laws of any jurisdiction other than the State of Minnesota. Executive and the Company consent to jurisdiction of the courts of the State of Minnesota and/or the federal district courts in Minnesota, for the purpose of resolving all issues of law, equity, or fact, arising out of or in connection with this Agreement, the First Release or the Second Release. Any action involving claims of a breach of this Agreement, the First Release or the Second Release shall be brought in such courts. Each party consents to personal jurisdiction over such party in the state and/or federal courts of Minnesota and hereby waives any defense of lack of personal jurisdiction or inconvenient forum. Venue, for the purpose of all such suits commenced in state court, shall be in Hennepin County, State of Minnesota.

(g) Knowing and Voluntary Signature. Executive acknowledges that he has carefully read this Agreement (including its Exhibits) and that he is voluntarily agreeing to the terms of this Agreement.

(h) Captions and Headings. The captions and section headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

(i) Multiple Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

DIGI INTERNATIONAL INC.

By:	/s/ Ahmed Nawaz
Its:	Lead Director

EXECUTIVE

/s/ Joseph T. Dunsmore
Joseph T. Dunsmore

EXHIBIT A

FIRST RELEASE BY

JOSEPH T. DUNSMORE

Definitions. I intend all words used in this First Release to have their plain meanings in ordinary English. Specific terms that I use in this First Release have the following meanings:

A.	I, me, and my means Joseph T. Dunsmore and anyone who has or obtains any legal rights or claims through Joseph T. Dunsmore.

B.	Digi means Digi International Inc., any entity related to Digi International Inc. in the present or past (including without limitation, its predecessors, parents, subsidiaries, members, affiliates, and divisions) and any successors of Digi International Inc.

C.	Company means Digi; the present and past officers, directors, members, committees, shareholders (together with any officers, partners, managers members, employees, agents and affiliates of any such shareholder), agents, and employees of Digi; any company providing insurance to Digi in the present or past; the present and past employee benefit plans sponsored or maintained by Digi (other than multiemployer plans) and the present and past fiduciaries of such plans; the attorneys for Digi; and anyone who acted on behalf of Digi or on instructions from Digi.

D.	Agreement means the Transition Agreement between Digi and me that I am executing on the same date on which I execute this First Release, including all of the documents attached to the Agreement.

E.	My Claims means all of my rights that I now have to any relief of any kind from the Company, including without limitation:

1.	all claims arising out of or relating to my employment with Digi or the termination of that employment;

2.	all claims arising out of or relating to the statements, actions, or omissions of the Company;

3.	all claims arising out of or relating to any agreements (whether express or implied) to which I and the Company are parties;

4.

all claims for any alleged unlawful discrimination, harassment, retaliation or reprisal, or other alleged unlawful practices arising under any federal, state, or local statute, ordinance, or regulation, including without limitation, claims under Title VII of the Civil Rights Act of 1964 and

1991, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Age Discrimination in Employment Act, 42 U.S.C. § 1981, the Employee Retirement Income Security Act, the Equal Pay Act, the Family Medical Leave Act, the Lilly Ledbetter Fair Pay Act of 2009, the Worker Adjustment and Retraining Notification Act, the Fair Credit Reporting Act, the Genetic Information Nondiscrimination Act, the Minnesota Human Rights Act and workers’ compensation non-interference or non-retaliation statutes;

5.	all claims for alleged wrongful discharge; breach of contract; breach of implied contract; failure to keep any promise; breach of a covenant of good faith and fair dealing; breach of fiduciary duty; estoppel; my activities, if any, as a “whistleblower”; defamation; infliction of emotional distress; fraud; misrepresentation; negligence; harassment; retaliation or reprisal; constructive discharge; assault; battery; false imprisonment; invasion of privacy; interference with contractual or business relationships; any other wrongful employment practices; and violation of any other principle of common law;

6.	all claims for compensation of any kind, including without limitation, bonuses, commissions, equity awards or equity-based compensation in any form (including without limitation restricted units, unit options and any other form of equity-based compensation), vacation pay, perquisites, and expense reimbursements;

7.	all claims for back pay, front pay, reinstatement, other equitable relief, compensatory damages, damages for alleged personal injury, liquidated damages, and punitive damages;

8.	all claims that a past unlawful decision has or has had a continuing effect on my compensation; and

9.	all claims for attorneys’ fees, costs, and interest.

However, My Claims do not include (i) any claims that the law does not allow to be waived, (ii) any claims that may arise after the date on which I sign this First Release, (iii) any claims for unemployment benefits, or (iv) any claims for breach of the Agreement.

Agreement to Release My Claims. I will receive consideration from Digi as set forth in the Agreement if I sign and do not rescind this First Release as provided below. I understand and acknowledge that that consideration is in addition to anything of value that I would be entitled to receive from Digi if I did not sign this First Release or if I rescinded this First Release. In exchange for that consideration I give up and release all of My Claims. I will not make any demands or claims against the Company for compensation or damages relating to My Claims. The consideration that I am receiving is a fair compromise for the release of My Claims.

Additional Agreements and Understandings. Even though Digi will provide consideration for me to settle and release My Claims, the Company does not admit that it is responsible or legally obligated to me. In fact, the Company denies that it is responsible or legally obligated to me for My Claims, denies that it engaged in any unlawful or improper conduct toward me, and denies that it treated me unfairly.

Advice to Consult with an Attorney. I understand and acknowledge that I am hereby being advised by the Company to consult with an attorney prior to signing this First Release. My decision whether to sign this First Release is my own voluntary decision made with full knowledge that the Company has advised me to consult with an attorney.

Period to Consider the Release. I understand that I have 21 days from the day that I receive this First Release, not counting the day upon which I receive it, to consider whether I wish to sign this First Release. If I sign this First Release before the end of the 21-day period, it will be my voluntary decision to do so because I have decided that I do not need any additional time to decide whether to sign this First Release. I also agree that any changes made to this First Release or to the Agreement before I sign it, whether material or immaterial, will not restart the 21-day period.

My Right to Rescind this Release. I understand that I may rescind this First Release at any time within 15 days after I sign it, not counting the day upon which I sign it. This First Release will not become effective or enforceable unless and until the 15-day rescission period has expired without my rescinding it.

Procedure for Accepting or Rescinding the Release. To accept the terms of this First Release, I must deliver this First Release, after I have signed and dated it, to Digi’s legal counsel by hand or by mail within the 21-day period that I have to consider this First Release. To rescind my acceptance, I must deliver a written, signed statement that I rescind my acceptance to Digi by hand or by mail within the 15-day revocation period. All deliveries must be made to Digi’s legal counsel at the following address:

Amy C. Seidel

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN 55402-3901

If I choose to deliver my acceptance or the rescission of my acceptance by mail, it must be (1) postmarked within the period stated above; and (2) properly addressed to Digi’s legal counsel at the address stated above.

Interpretation of the Release. This First Release should be interpreted as broadly as possible to achieve my intention to resolve all of My Claims against the Company. If this First Release is held by a court to be inadequate to release a particular claim encompassed within My Claims, this First Release will remain in full force and effect with respect to all the rest of My Claims.

My Representations. I am legally able and entitled to receive the consideration being provided to me in settlement of My Claims. I have not been involved in any personal bankruptcy or other insolvency proceedings at any time since I began my employment with Digi. No child support orders, garnishment orders, or other orders requiring that money owed to me by Digi be paid to any other person are now in effect.

I have read this First Release carefully. I understand all of its terms. In signing this First Release, I have not relied on any statements or explanations made by the Company except as specifically set forth in the Agreement. I am voluntarily releasing My Claims against the Company. I intend this First Release and the Agreement to be legally binding.

Dated:
Joseph T. Dunsmore

EXHIBIT B

SECOND RELEASE BY

JOSEPH T. DUNSMORE

Definitions. I intend all words used in this Second Release to have their plain meanings in ordinary English. Specific terms that I use in this Second Release have the following meanings:

A.	I, me, and my means Joseph T. Dunsmore and anyone who has or obtains any legal rights or claims through Joseph T. Dunsmore.

B.	Digi means Digi International Inc., any entity related to Digi International Inc. in the present or past (including without limitation, its predecessors, parents, subsidiaries, members, affiliates, and divisions) and any successors of Digi International Inc.

C.	Company means Digi; the present and past officers, directors, members, committees, shareholders (together with any officers, partners, managers members, employees, agents and affiliates of any such shareholder), agents, and employees of Digi; any company providing insurance to Digi in the present or past; the present and past employee benefit plans sponsored or maintained by Digi (other than multiemployer plans) and the present and past fiduciaries of such plans; the attorneys for Digi; and anyone who acted on behalf of Digi or on instructions from Digi.

D.	Agreement means the Transition Agreement between Digi and me that I signed on , including all of the documents attached to the Agreement.

E.	My Claims means all of my rights that I now have to any relief of any kind from the Company, including without limitation:

1.	all claims arising out of or relating to my employment with Digi or the termination of that employment;

2.	all claims arising out of or relating to the statements, actions, or omissions of the Company;

3.	all claims arising out of or relating to any agreements (whether express or implied) to which I and the Company are parties;

4.

all claims for any alleged unlawful discrimination, harassment, retaliation or reprisal, or other alleged unlawful practices arising under any federal, state, or local statute, ordinance, or regulation, including without limitation, claims under Title VII of the Civil Rights Act of 1964 and 1991, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Age Discrimination in Employment Act, 42 U.S.C. § 1981, the

Employee Retirement Income Security Act, the Equal Pay Act, the Family Medical Leave Act, the Lilly Ledbetter Fair Pay Act of 2009, the Worker Adjustment and Retraining Notification Act, the Fair Credit Reporting Act, the Genetic Information Nondiscrimination Act, the Minnesota Human Rights Act, the Minneapolis Civil Rights Ordinance, the Minnesota Business Corporations Act, and workers’ compensation non-interference or non-retaliation statutes;

5.	all claims for alleged wrongful discharge; breach of contract; breach of implied contract; failure to keep any promise; breach of a covenant of good faith and fair dealing; breach of fiduciary duty; estoppel; my activities, if any, as a “whistleblower”; defamation; infliction of emotional distress; fraud; misrepresentation; negligence; harassment; retaliation or reprisal; constructive discharge; assault; battery; false imprisonment; invasion of privacy; interference with contractual or business relationships; any other wrongful employment practices; and violation of any other principle of common law;

6.	all claims for compensation of any kind, including without limitation, bonuses, commissions, equity awards or equity-based compensation in any form (including without limitation restricted units, unit options and any other form of equity-based compensation), vacation pay, perquisites, and expense reimbursements;

7.	all claims for back pay, front pay, reinstatement, other equitable relief, compensatory damages, damages for alleged personal injury, liquidated damages, and punitive damages;

8.	all claims that a past unlawful decision has or has had a continuing effect on my compensation; and

9.	all claims for attorneys’ fees, costs, and interest.

However, My Claims do not include (i) any claims that the law does not allow to be waived, (ii) any claims that may arise after the date on which I sign this First Release, (iii) any claims for unemployment benefits, or (iv) any claims for breach of the Agreement.

Agreement to Release My Claims. I will receive consideration from Digi as set forth in the Agreement if I sign and do not rescind this Second Release as provided below. I understand and acknowledge that that consideration is in addition to anything of value that I would be entitled to receive from Digi if I did not sign this Second Release or if I rescinded this Second Release. In exchange for that consideration I give up and release all of My Claims. I will not make any demands or claims against the Company for compensation or damages relating to My Claims. The consideration that I am receiving is a fair compromise for the release of My Claims.

Additional Agreements and Understandings. Even though Digi will provide consideration for me to settle and release My Claims, the Company does not admit that it is responsible or legally obligated to me. In fact, the Company denies that it is responsible or legally obligated to me for My Claims, denies that it engaged in any unlawful or improper conduct toward me, and denies that it treated me unfairly.

Confidentiality. I understand that the terms of this Second Release are confidential and that I may not disclose those terms to any person except under the limited circumstances described in the Agreement.

Advice to Consult with an Attorney. I understand and acknowledge that I am hereby being advised by the Company to consult with an attorney prior to signing this Second Release and I have done so. My decision whether to sign this Second Release is my own voluntary decision made with full knowledge that the Company has advised me to consult with an attorney.

Period to Consider the Release. I understand that I have 21 days after the day I receive this Second Release or the last day of my employment with Digi, whichever is later, to consider whether I wish to sign this Second Release. If I sign this Second Release before the end of the 21-day period immediately following the termination of my employment, it will be my voluntary decision to do so because I have decided that I do not need any additional time to decide whether to sign this Second Release. I also agree that any changes made to this Second Release or to the Agreement before I sign it, whether material or immaterial, will not restart the 21-day period.

My Right to Rescind this Release. I understand that I may rescind this Second Release at any time within 15 days after I sign it, not counting the day upon which I sign it. This Second Release will not become effective or enforceable unless and until the 15-day rescission period has expired without my rescinding it.

Procedure for Accepting or Rescinding the Release. To accept the terms of this Second Release, I must deliver this Second Release, after I have signed and dated it, to Digi by hand or by mail within the 21-day period that I have to consider this Second Release. To rescind my acceptance, I must deliver a written, signed statement that I rescind my acceptance to Digi by hand or by mail within the 15-day revocation period. All deliveries must be made to Digi’s legal counsel at the following address:

Amy C. Seidel

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN 55402-3901

If I choose to deliver my acceptance or the rescission of my acceptance by mail, it must be (1) postmarked within the period stated above; and (2) properly addressed to Digi’s legal counsel at the address stated above.

Interpretation of the Release. This Second Release should be interpreted as broadly as possible to achieve my intention to resolve all of My Claims against the Company. If this Second Release is held by a court to be inadequate to release a particular claim encompassed within My Claims, this Second Release will remain in full force and effect with respect to all the rest of My Claims.

My Representations. I am legally able and entitled to receive the consideration being provided to me in settlement of My Claims. I have not been involved in any personal bankruptcy or other insolvency proceedings at any time since I began my employment with Digi. No child support orders, garnishment orders, or other orders requiring that money owed to me by Digi be paid to any other person are now in effect.

I represent and confirm that I have been fully paid for all wages, overtime, commissions, bonuses, and other compensation that I have earned through the date of this Second Release.

I have read this Second Release carefully. I understand all of its terms. In signing this Second Release, I have not relied on any statements or explanations made by the Company except as specifically set forth in the Agreement. I am voluntarily releasing My Claims against the Company. I intend this Second Release and the Agreement to be legally binding.

Dated:
Joseph T. Dunsmore

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